AMENDMENT TO
SECURED CONVERTIBLE PROMISSORY NOTE

THIS AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTE (this “Amendment”) is made and entered into this 25h day of February 2008, by and between CSI BUSINESS FINANCE, INC., a Texas corporation having its principal place of business at 109 North Post Oak Lane, Suite 422, Houston, Texas 77024 (the “Company”) and Nexus Nano Electronics, Inc., a Nevada corporation with its principal place of business at 2110 Shady Branch Drive, Kingwood, Texas 77339 (“Nexus Nano”, and together with the Company, the “Parties”, and each, a “Party”).

RECITALS:

WHEREAS, on December 6, 2007, Nexus Nano issued to the Company a Secured Convertible Promissory Note in the principal amount of $37,034.39 (the “Note”); and

WHEREAS, the parties desire to amend the Note on the terms set forth herein below. .

AGREEMENT:

NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Paragraph 6(b) of the Note shall be deleted and replaced in its entirety with the following:

“Adjustment of Conversion Price upon Subdivision or Combination of Common Stock

. If the Company at any time on or after the Subscription Date subdivides (by any stock split, stock dividend, recapitalization or otherwise) one or more classes of its outstanding shares of Common Stock into a greater number of shares, the Conversion Price in effect immediately prior to such subdivision will be proportionately reduced. If the Company at any time on or after the Subscription Date combines (by combination, reverse stock split or otherwise) one or more classes of its outstanding shares of Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior to such combination will not be proportionately increased.”

2. All other provisions of the Note shall remain in full force and effect.

IN WITNESS WHEREOF, the Parties hereto have duly executed this Amendment as of the date first above written.

CSI BUSINESS FINANCE, INC.

By:	/s/ Timothy J. Connolly
Name:	Timothy J. Connolly
Title:	Chief Executive Officer

NEXUS NANO ELECTRONICS, INC.

By:	/s/ Mel Roseman
Name:	Mel Roseman
Title:	President